i3 VERTICALS REPORTS FOURTH QUARTER AND FULL FISCAL YEAR 2023 FINANCIAL RESULTS
Introduces 2024 Outlook

NASHVILLE, Tenn. (November 15, 2023) – i3 Verticals, Inc. (Nasdaq: IIIV) (“i3 Verticals” or the “Company”) today reported its financial results for the fiscal fourth quarter and year ended September 30, 2023.

Highlights for the fiscal fourth quarter and full fiscal year of 2023 vs. 2022
•Fourth quarter revenue was $96.4 million, an increase of 13.1% over the prior year's fourth quarter; full year revenue was $370.2 million, an increase of 16.5% over the prior year.
•Fourth quarter net income was $3.4 million, compared to a net loss of $4.4 million in the prior year's fourth quarter. Net loss for the year ended September 30, 2023, was $2.7 million, compared to a net loss of $23.2 million for the year ended September 30, 2022.
•Fourth quarter net income attributable to i3 Verticals, Inc. was $4.5 million; full year net loss attributable to i3 Verticals, Inc. was $0.8 million.
•Fourth quarter adjusted EBITDA1 was $26.8 million, an increase of 23.2% over the prior year's fourth quarter. Adjusted EBITDA1 for the year ended September 30, 2023, was $100.4 million, an increase of 26.2% over the prior year.
•Adjusted EBITDA1 as a percentage of revenue was 27.1% for the year ended September 30, 2023, compared to 25.0% for the year ended September 30, 2022.
•Fourth quarter diluted net income per share available to Class A common stock was $0.11, compared to a net loss per share of $0.15 in the prior year's fourth quarter; full year diluted net loss per share available to Class A common stock was $0.07, compared to a net loss per share of $0.77 in the prior year.
•For the fourth quarter and year ended September 30, 2023, pro forma adjusted diluted earnings per share1, which gives pro forma effect to the Company's tax rate, was $0.40 and $1.52, respectively, compared to $0.39 and $1.48 for the fourth quarter and year ended September 30, 2022, respectively.
•Annualized Recurring Revenue ("ARR")2 for the fourth quarter of 2023 and 2022 was $312.9 million and $281.2 million, respectively, representing a period-to-period growth rate of 11.3%.
•Software and related services revenue3 as a percentage of total revenue was 50% and 49% for the years ended September 30, 2023 and 2022, respectively. Payments revenue4 as a percentage of total revenue was 45% and 45% for the years ended September 30, 2023 and 2022, respectively.
•As of September 30, 2023, our consolidated interest coverage ratio was 4.39x and our total leverage ratio was 3.77x. These ratios are defined in the Company's 2023 Credit Agreement.

1.Represents a non-GAAP financial measure. For additional information (including reconciliation information), see the attached schedules to this release.
2.Annualized Recurring Revenue (ARR) is the annualized revenue derived from software-as-a-service (“SaaS”) arrangements, transaction-based software-revenue, software maintenance, recurring software-based services, payments revenue and other recurring revenue sources within the quarter. This excludes contracts that are not recurring or are one-time in nature. The Company focuses on ARR because it helps i3 Verticals to assess the health and trajectory of the business. ARR does not have a standardized definition and is therefore unlikely to be comparable to similarly titled measures presented by other companies. It should be reviewed independently of revenue and it is not a forecast. Additionally, ARR does not take into account seasonality. The active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.
3.Software and related services revenue includes the sale of subscriptions, recurring services, ongoing support, licenses, and installation and implementation services specific to software.
4.Payments revenue includes merchant processing, PCI and annual fees, residual, gateway and ACH revenue.
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IIIV Reports Fourth Quarter and Full Fiscal Year 2023 Financial Results

November 15, 2023
Greg Daily, Chairman and CEO of i3 Verticals, commented, “We are pleased to report an excellent finish to fiscal 2023. For three straight years we have set a new record for revenue and adjusted EBITDA every single quarter. At the same time, the mix and quality of our business has continued to improve. For example, in this 2023 fiscal fourth quarter software-as-a-service revenue grew 23% and overall margins expanded by over 200 basis points year over year. We are pleased with our performance in fiscal 2023 which we believe will carry over into fiscal 2024.
“Our total leverage as of September 30, 2023, is back below 3.8x adjusted EBITDA. We have been very disciplined in our growth and acquisition strategy, and I am excited about our ability to capitalize on future opportunities.
"Finally, I want to congratulate Eric Willis and Crystal Bell on their promotions to President - Healthcare and President – Enterprise Solutions, respectively. We continue to benefit from phenomenal talent that has been developed within our Company and added through our acquisitions, and we are excited about how Eric and Crystal will continue to transform our business."
2024 Outlook
The Company's practice is to provide annual guidance, excluding the impact of future acquisitions and transaction-related costs.

The Company is providing the following outlook for the fiscal year ending September 30, 2024:

(in thousands, except share and per share amounts)	Outlook Range
	Fiscal year ending September 30, 2024
Revenue	$385,000	-	$410,000
Adjusted EBITDA (non-GAAP)	$109,000	-	$119,000
Depreciation and internally developed software amortization	$11,000	-	$13,000
Cash interest expense	$22,000	-	$25,000
Proforma adjusted diluted earnings per share(1)(non-GAAP)	$1.60	-	$1.78
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1.Assumes an effective pro forma tax rate of 25.0% (non-GAAP).
With respect to the “2024 Outlook” above, reconciliation of adjusted EBITDA, pro forma adjusted diluted earnings per share and adjusted diluted earnings per share guidance to the closest corresponding GAAP measure on a forward-looking basis is not available without unreasonable efforts. This inability results from the inherent difficulty in forecasting generally and quantifying certain projected amounts that are necessary for such reconciliations. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including changes in the fair value of contingent consideration, income tax expense of i3 Verticals, Inc. and equity-based compensation expense. The Company expects these adjustments may potentially have a significant impact on future GAAP financial results.
Conference Call
The Company will host a conference call on Thursday, November 16, 2023, at 8:30 a.m. ET, to discuss financial results and operations. To listen to the call live via telephone, participants should dial (844) 887-9399 approximately 10 minutes prior to the start of the call. A telephonic replay will be available from 11:30 a.m. ET on November 16, 2023, through November 27, 2023, by dialing (877) 344-7529 and entering Confirmation Code 7272540.

To listen to the call live via webcast, participants should visit the “Investors” section of the Company’s website, www.i3verticals.com, and go to the “Events” page approximately 10 minutes prior to the start of the call. The online replay will be available on this page of the Company’s website beginning shortly after the conclusion of the call and will remain available for 30 days.

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IIIV Reports Fourth Quarter and Full Fiscal Year 2023 Financial Results

November 15, 2023
Non-GAAP Measures
This press release contains information prepared in conformity with GAAP as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of the Company's consolidated financial information as prepared in accordance with GAAP. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure and the most directly comparable GAAP financial measure are presented for historical periods so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies.

Additional information about non-GAAP financial measures, including, but not limited to, pro forma adjusted net income, adjusted EBITDA and pro forma adjusted diluted EPS, and a reconciliation of those measures to the most directly comparable GAAP measures is included in the financial schedules of this release.

About i3 Verticals
The Company delivers seamless integrated software and services to customers in strategic vertical markets. Building on its sophisticated and diverse platform of software and services solutions, the Company creates and acquires software products to serve the specific needs of public and private organizations in its strategic verticals, including its Public Sector (including Education) and Healthcare verticals.

Forward-Looking Statements
This release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this release are forward-looking statements, including any statements regarding the Company's fiscal 2024 financial outlook and statements of a general economic or industry specific nature. Forward-looking statements give the Company's current expectations and projections relating to its financial condition, results of operations, guidance, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “could have,” “exceed,” “significantly,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
The forward-looking statements contained in this release are based on assumptions that we have made in light of the Company's industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you review and consider information presented herein, you should understand that these statements are not guarantees of future performance or results. They depend upon future events and are subject to risks, uncertainties (many of which are beyond the Company's control) and assumptions. Factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, among other things: future economic and geopolitical conditions, including the impact of inflation and rising interest rates, competition in our industry and our ability to compete effectively, regulatory developments, the successful integration of acquired businesses, and future decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.
Any forward-looking statement made by us in this release speaks only as of the date of this release and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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IIIV Reports Fourth Quarter and Full Fiscal Year 2023 Financial Results

November 15, 2023

Contact:
Clay Whitson
Chief Financial Officer
(888) 251-0987
investorrelations@i3verticals.com
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IIIV Reports Fourth Quarter and Full Fiscal Year 2023 Financial Results

November 15, 2023
i3 Verticals, Inc. Consolidated Statements of Operations
($ in thousands, except share and per share amounts)

	Three months ended September 30,			Year ended September 30,
	2023	2022	% Change	2023	2022	% Change
	(unaudited)	(unaudited)		(unaudited)

Revenue	$96,407	$85,250	13%	$370,239	$317,862	16%

Operating expenses
Other costs of services	21,021	20,477	3%	80,552	73,367	10%
Selling general and administrative	56,103	50,912	10%	219,736	193,790	13%
Depreciation and amortization	9,612	7,601	26%	36,461	29,424	24%
Change in fair value of contingent consideration	876	(959)	(191)%	10,781	23,725	(55)%
Total operating expenses	87,612	78,031	12%	347,530	320,306	8%

Income (loss) from operations	8,795	7,219	n/m	22,709	(2,444)	n/m

Other expenses
Interest expense, net	6,714	4,477	50%	25,128	14,775	70%
Other expense	1,731	991	75%	1,436	991	45%
Total other expenses	8,445	5,468	54%	26,564	15,766	68%

Income before income taxes	350	1,751	(80)%	(3,855)	(18,210)	(79)%

(Benefit from) provision for income taxes	(3,099)	6,161	n/m	(1,203)	5,007	n/m

Net income (loss)	3,449	(4,410)	(178)%	(2,652)	(23,217)	(89)%

Net loss attributable to non-controlling interest	(1,099)	(937)	17%	(1,841)	(6,115)	(70)%
Net income (loss) attributable to i3 Verticals	$4,548	$(3,473)	(231)%	$(811)	$(17,102)	(95)%

Net income (loss) per share available to Class A common stock:
Basic	$0.20	$(0.15)		$(0.04)	$(0.77)
Diluted	$0.11	$(0.15)		$(0.07)	$(0.77)
Weighted average shares of Class A common stock outstanding:
Basic	23,236,620	22,645,755		23,137,586	22,249,656
Diluted	34,011,302	22,645,755		33,246,833	22,249,656
n/m = not meaningful
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IIIV Reports Fourth Quarter and Full Fiscal Year 2023 Financial Results

November 15, 2023
i3 Verticals, Inc. Segment Summary
(Unaudited)
($ in thousands)

	For the Three Months Ended September 30, 2023
	Software and Services	Merchant Services	Other	Total
Revenue	$60,056	$36,374	$(23)	$96,407
Income (loss) from operations	$13,329	$8,456	$(12,990)	$8,795

Payment volume(1)	$735,980	$5,563,071	$—	$6,299,051

	For the Year Ended September 30, 2023
	Software and Services	Merchant Services	Other	Total
Revenue	$232,967	$137,342	$(70)	$370,239
Income (loss) from operations	$45,712	$29,130	$(52,133)	$22,709

Payment volume(1)	$2,743,549	$21,686,690	$—	$24,430,239

	For the Three Months Ended September 30, 2022
	Software and Services	Merchant Services	Other	Total
Revenue	$51,827	$33,410	$13	$85,250
Income (loss) from operations	$12,923	$6,746	$(12,450)	$7,219

Payment volume(1)	$604,592	$5,470,056	$—	$6,074,648

	For the Year Ended September 30, 2022
	Software and Services	Merchant Services	Other	Total
Revenue	$193,402	$124,481	$(21)	$317,862
Income (loss) from operations	$20,003	$24,595	$(47,042)	$(2,444)

Payment volume(1)	$2,148,795	$20,488,530	$—	$22,637,325
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1.Payment volume is the net dollar value of both 1) Visa, Mastercard and other payment network transactions processed by the Company's customers and settled to customers by us and 2) ACH transactions processed by the Company's customers and settled to customers by the Company.
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IIIV Reports Fourth Quarter and Full Fiscal Year 2023 Financial Results

November 15, 2023
i3 Verticals, Inc. Consolidated Balance Sheets
($ in thousands, except share and per share amounts)

	September 30,	September 30,
	2023	2022
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$3,112	$3,490
Accounts receivable, net	65,110	53,334
Settlement assets	4,873	7,540
Prepaid expenses and other current assets	12,449	19,445
Total current assets	85,544	83,809

Property and equipment, net	12,308	5,670
Restricted cash	4,415	12,735
Capitalized software, net	62,577	52,341
Goodwill	409,563	353,639
Intangible assets, net	226,952	195,919
Deferred tax asset	52,514	43,458
Operating lease right-of-use assets	13,922	17,678
Other assets	13,698	5,063
Total assets	$881,493	$770,312

Liabilities and equity
Liabilities
Current liabilities
Accounts payable	11,064	9,342
Accrued expenses and other current liabilities	37,740	57,833
Settlement obligations	4,873	7,540
Deferred revenue	35,275	31,975
Current portion of operating lease liabilities	4,509	4,568
Total current liabilities	93,461	111,258

Long-term debt, less current portion and debt issuance costs, net	385,081	287,020
Long-term tax receivable agreement obligations	40,079	40,812
Operating lease liabilities, less current portion	10,433	13,994
Other long-term liabilities	24,143	9,540
Total liabilities	553,197	462,624

Commitments and contingencies
Stockholders' equity
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized; 0 shares issued and outstanding as of September 30, 2023 and 2022	—	—
Class A common stock, par value $0.0001 per share, 150,000,000 shares authorized; 23,253,272 and 22,986,448 shares issued and outstanding as of September 30, 2023 and 2022, respectively	2	2
Class B common stock, par value $0.0001 per share, 40,000,000 shares authorized; 10,093,394 and 10,118,142 shares issued and outstanding as of September 30, 2023 and 2022, respectively	1	1
Additional paid-in-capital	249,688	241,958
Accumulated deficit	(12,944)	(23,582)
Total stockholders' equity	236,747	218,379
Non-controlling interest	91,549	89,309
Total equity	328,296	307,688
Total liabilities and equity	$881,493	$770,312
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IIIV Reports Fourth Quarter and Full Fiscal Year 2023 Financial Results

November 15, 2023

i3 Verticals, Inc. Consolidated Cash Flow Data
($ in thousands)

	Year ended September 30,
	2023	2022
	(unaudited)

Net cash provided by operating activities	$34,503	$45,846
Net cash used in investing activities	$(121,520)	$(113,045)
Net cash provided by financing activities	$75,652	$73,033

Reconciliation of GAAP to Non-GAAP Financial Measures
The Company believes that the non-GAAP financial measures presented by the Company provide useful information to investors in understanding and evaluating the Company's ongoing operating results. Accordingly, the Company includes such non-GAAP financial measures when reporting its financial results to shareholders and potential investors in order to provide them with an additional tool to evaluate the Company’s ongoing business operations. The Company believes that these non-GAAP financial measures are representative of comparative financial performance that reflects the economic substance of the Company’s current and ongoing business operations.

Although these non-GAAP financial measures assist in measuring the Company's operating results and assessing its financial performance, they are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the method of calculation. The Company believes that the disclosure of these non-GAAP financial measures provides investors with important key financial performance indicators that are utilized by management to assess the Company's operating results, evaluate the business and make operational decisions on a prospective, going-forward basis. Hence, management provides disclosure of these non-GAAP financial measures to give shareholders and potential investors an opportunity to see the Company as viewed by management, to assess the Company with some of the same tools that management utilizes internally and to be able to compare such information with prior periods. The Company believes that disclosure of these non-GAAP financial measures provides investors with additional information to help them better understand its financial statements just as management utilizes these non-GAAP financial measures to better understand the business, manage budgets and allocate resources.

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IIIV Reports Fourth Quarter and Full Fiscal Year 2023 Financial Results

November 15, 2023
i3 Verticals, Inc. Reconciliation of GAAP Net Income to Non-GAAP Pro Forma Adjusted Net Income and Non-GAAP Adjusted EBITDA
(Unaudited)
($ in thousands)

	Three months ended September 30,		Year ended September 30,
	2023	2022	2023	2022
Net income (loss) attributable to i3 Verticals, Inc.	$4,548	$(3,473)	$(811)	$(17,102)
Net loss attributable to non-controlling interest	(1,099)	(937)	(1,841)	(6,115)
Non-GAAP Adjustments:
Provision for income taxes	(3,099)	6,161	(1,203)	5,007
Financing-related expenses(1)	—	—	8	13
Non-cash change in fair value of contingent consideration(2)	876	(959)	10,781	23,725
Equity-based compensation(3)	7,032	6,550	27,878	26,230
Acquisition-related expenses(4)	29	1,071	1,132	2,088
Acquisition intangible amortization(5)	7,132	6,155	28,142	24,129
Non-cash interest expense(6)	405	1,483	1,717	5,795
Other taxes(7)	433	257	1,394	508
Other expenses (income) related to adjustments of liabilities under tax receivable agreement(8)	(929)	991	(929)	991
Write down of intangible asset(9)	2,660	—	2,660	—
Gain on investment(10)	—	—	(295)	—
Non-GAAP pro forma adjusted income before taxes(11)	17,988	17,299	68,633	65,269
Pro forma taxes at effective tax rate(12)	(4,497)	(4,325)	(17,158)	(16,317)
Pro forma adjusted net income(13)	$13,491	$12,974	$51,475	$48,952
Cash interest expense, net(14)	6,309	2,994	23,411	8,980
Pro forma taxes at effective tax rate(12)	4,497	4,325	17,158	16,317
Depreciation and internally developed software amortization(15)	2,480	1,446	8,319	5,295
Adjusted EBITDA(11)	$26,777	$21,739	$100,363	$79,544
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IIIV Reports Fourth Quarter and Full Fiscal Year 2023 Financial Results

November 15, 2023
________
1.Financing-related expenses includes expenses directly related to certain transactions as part of financing transactions.
2.Non-cash change in fair value of contingent consideration reflects the changes in management’s estimates of future cash consideration to be paid in connection with prior acquisitions from the amount estimated as of the later of the most recent balance sheet date forming the beginning of the income statement period or the original estimates made at the closing of the applicable acquisition.
3.Equity-based compensation expense related to stock options and restricted stock units issued under the Company's 2018 Equity Incentive Plan and 2020 Acquisition Equity Incentive Plan.
4.Acquisition-related expenses are the professional service and related costs directly related to the Company's acquisitions and are not part of its core performance.
5.Acquisition intangible amortization reflects amortization of intangible assets and software acquired through business combinations, acquired customer portfolios, acquired referral agreements and related asset acquisitions.
6.Non-cash interest expense reflects amortization of debt discount and debt issuance costs and any write-offs of debt issuance costs.
7.Other taxes consist of franchise taxes, commercial activity taxes, reserves for ongoing tax audit matters, the employer portion of payroll taxes related to stock option exercises and other non-income based taxes. Taxes related to salaries are not included.
8.Under our Tax Receivable Agreement we have a liability equal to 85% of certain deferred tax assets resulting from an increase in the tax basis of our investment in i3 Verticals, LLC. Other expenses related to adjustments of liabilities under our Tax Receivable Agreement relate to the remeasurement of the underlying deferred tax asset for changes in estimated income tax rates.
9.Write down of intangible asset is related to the write down of an internal use software project.
10.Gain on investment, which the Company recognizes in other income, reflects contingent consideration received for an investment that was sold in a prior year for the year ended September 30, 2023.
11.Represents a non-GAAP financial measure.
12.Pro forma corporate income tax expense is based on Non-GAAP adjusted income before taxes and is calculated using tax rates of 25.0% for 2023 and 2022, based on blended federal and state tax rates.
13.Pro forma adjusted net income represents a non-GAAP financial measure, and assumes that all net income during the period is available to the holders of the Company’s Class A common stock.
14.Cash interest expense, net represents all interest expense net of interest income recorded on the Company's statement of operations other than non-cash interest expense, which represents amortization of debt discount and debt issuance costs and any write-offs of debt issuance costs.
15.Depreciation and internally developed software amortization reflects depreciation on the Company's property, plant and equipment, net, and amortization expense on its internally developed capitalized software.

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IIIV Reports Fourth Quarter and Full Fiscal Year 2023 Financial Results

November 15, 2023
i3 Verticals, Inc. GAAP Diluted EPS and Non-GAAP Pro Forma Adjusted Diluted EPS
(Unaudited)
($ in thousands, except share and per share amounts)

	Three months ended September 30,		Year ended September 30,
	2023	2022	2023	2022
Diluted net income (loss) available to Class A common stock per share	$0.11	$(0.15)	$(0.07)	$(0.77)
Pro forma adjusted diluted earnings per share(1)	$0.40	$0.39	$1.52	$1.48
Pro forma adjusted net income(2)	$13,491	$12,974	$51,475	$48,952
Pro forma weighted average shares of adjusted diluted Class A common stock outstanding(3)	34,011,302	33,618,854	33,970,731	33,100,182
__________
1.Pro forma adjusted diluted earnings per share is calculated using pro forma adjusted net income and the pro forma weighted average shares of adjusted diluted Class A common stock outstanding.
2.Pro forma adjusted net income assumes that all net income during the period is available to the holders of the Company's Class A common stock. Further, pro forma adjusted diluted earnings per share assumes that all Common Units in i3 Verticals, LLC and the associated non-voting Class B common stock were exchanged for Class A common stock at the beginning of the period on a one-for-one basis.
3.Pro forma weighted average shares of adjusted diluted Class A common stock outstanding include 10,099,678 and 10,109,247 weighted average outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 675,004 and 723,898 shares resulting from estimated stock option exercises and restricted stock units vesting as calculated by the treasury stock method for the three months and year ended September 30, 2023, respectively. Pro forma weighted average shares of adjusted diluted Class A common stock outstanding include 10,118,142 and 10,170,668 outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 854,957 and 679,858 shares resulting from estimated stock option exercises and restricted stock units vesting as calculated by the treasury stock method for the three months and year ended September 30, 2022, respectively.

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